Exhibit 5.1

March 11, 2013

Astoria Financial Corporation

One Astoria Federal Plaza

Lake Success, NY 11042

Re: Astoria Financial Corporation – Post-effective Amendment No. 1 to Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Astoria Financial Corporation, a Delaware corporation (the “Company”), in connection with the preparation of Post-effective Amendment No. 1 (the “Amendment”) to Form S-3 Registration Statement (Commission File No. 333-182041) (the “Registration Statement”) filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), with respect to the registration by the Company, and the offering from time to time, of an indeterminate number of depositary shares (“Depositary Shares”) to be evidenced by depositary receipts (“Depositary Receipts”), which represent fractional shares of preferred stock of the Company, par value $1.00 per share ( “Preferred Stock”), to be issued in one or more series.

In rendering this opinion letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Amendment, (ii) the Certificate of Incorporation of the Company, as amended, (iii) the Bylaws of the Company, as amended, (iv) certain resolutions adopted by the Board of Directors of the Company (the “Board”) related to the approval of the Amendment and the authorization to file the Amendment with the Commission and related matters and (v) such other documents, corporate records and instruments, and have examined such matters of law, as we have deemed necessary or advisable for the purposes of rendering the opinions set forth below. As to matters of fact, we have examined and relied upon the statements of the Company contained in the Amendment and, where we have deemed appropriate, representations or certificates of officers of the Company or public officials. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all documents submitted to us as copies. In making our examination of any documents, we have assumed that all parties, other than the Company, had the corporate power and authority to enter into and perform all obligations thereunder, and, as to such parties, we have also assumed the due authorization by all requisite action, the due execution and delivery of such documents and the validity and binding effect and enforceability thereof.

Astoria Financial Corporation

March 11, 2013

In addition, we have assumed that (i) the Amendment and any further amendments thereto (including post-effective amendments) will have become effective and will comply with all applicable laws, and no stop order suspending the Amendment’s effectiveness will have been issued and remain in effect, in each case, at the time the Depositary Shares are offered or issued as contemplated by the Amendment, (ii) a prospectus supplement will have been prepared and filed with the Commission describing the Depositary Shares offered thereby and will at all relevant times comply with applicable laws, (iii) the Company has or will have timely filed all necessary reports pursuant to the Securities Exchange Act of 1934, as amended, which are incorporated into the Amendment by reference, (iv) all Depositary Shares will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Amendment and the applicable prospectus supplement, (v) a definitive purchase, underwriting or similar agreement with respect to any Depositary Shares offered will have been duly, authorized and validly executed and delivered by the Company and the other parties thereto, (vi) any Depositary Shares issuable upon conversion, exchange, redemption or exercise of any other securities being offered under the Registration Statement will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise, (vii) there will be sufficient shares of unissued Preferred Stock authorized under the Company’s organizational documents and not otherwise reserved for issuance at the time of issuance thereof, (vii) there shall be no term or provision contained in any agreement pursuant to which any Depositary Shares are to be issued that would affect the opinions rendered herein and (viii) all actions will have been taken by the Company prior to an issuance of Depositary shares so as not to violate any applicable law or the Company’s Certificate of Incorporation, as amended, or Bylaws, as amended, or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.

In rendering the opinions set forth below, we do not express any opinion concerning any law other than the federal laws of the United States, the laws of the State of New York (exclusive of municipal and other local laws) and the Delaware General Corporation Law (including the statutory provisions and reported judicial decisions interpreting these laws) and we express no opinion with respect to choice of law or conflicts of law. In rendering such opinions, we have not passed upon and do not purport to pass upon the application of securities or “blue-sky” laws of any jurisdiction (except federal securities laws). We express no opinion whatsoever as to the compliance or noncompliance by any person with antifraud or information delivery provisions of state or federal laws, rules and regulations, and no inference regarding such compliance or noncompliance may be drawn from any opinion in this letter.

Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, it is our opinion that when (i) the Board has taken all necessary corporate action to approve the issuance of and the terms of the offering of Depositary Shares and related matters, (ii) the applicable deposit agreement has been duly authorized, executed and delivered by the Company and the applicable depositary, (iii) the terms of the Depositary Receipts have been established in conformity with the applicable deposit agreement, (iv) the Preferred Stock represented by the Depositary Shares has been duly authorized and validly issued and the certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered by the Company to the depositary in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, (v) the Depositary Receipts are duly issued against deposit of such Preferred Stock in accordance with the applicable deposit agreement and (vi) the Depositary Receipts have been duly executed, countersigned, registered and delivered by the Company in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, then, upon payment of the consideration therefor provided for therein, such Depositary Receipts will be validly issued and will entitle the holders thereof to the rights specified therein and in the applicable deposit agreement.

Astoria Financial Corporation

March 11, 2013

The Company has informed us that it intends to issue Depositary Shares from time to time on a delayed or continuous basis. The opinions set forth above are limited to applicable laws as in effect on the date hereof. Prior to issuing any Depositary Shares pursuant to the Amendment, (i) the Company will advise us in writing of the terms thereof and (ii) the Company will afford us an opportunity to review the documents pursuant to which such Securities are to be issued or sold (including the applicable offering documents) and the Company will file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate.

We are furnishing this opinion solely in connection with the filing of the Amendment, and this opinion is not to be relied upon for any other purpose. We assume no obligation to advise the Company of any changes in the foregoing subsequent to the delivery of this opinion. This opinion is rendered for the sole benefit of the addressee hereof and investors who purchase Depositary Shares pursuant to the Registration Statement and may not be relied upon by any other person or entity, nor quoted in whole or in part, or otherwise referred to in any other document without our express written consent.

We hereby consent to the filing of this opinion as an exhibit to the Amendment and to the use of our name in the prospectus included in the Amendment under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Arnold & Porter LLP